Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.

333-226690, 333-140423, and 333-110676) of Safety Insurance Group, Inc. of our report dated February

26, 2021 relating to the financial statements and financial statement schedules, which appears in this

Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2022